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                                                                    EXHIBIT 3.41

                          CERTIFICATE OF INCORPORATION

                                       OF

                                MIDCON CABLES CO.

                                    * * * * *

                               A STOCK CORPORATION

                                 ARTICLE I. NAME

         The name of the corporation is

                                MIDCON CABLES CO.

               ARTICLE II. REGISTERED OFFICE AND REGISTERED AGENT

         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                              ARTICLE III. PURPOSES

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                               ARTICLE IV. SHARES

         The total number of shares of all stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock having a par value of $.001 per share, all of which shall be the same class.

                          ARTICLE V. CUMULATIVE VOTING

         The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of this corporation.

                          ARTICLE VI. PREEMPTIVE RIGHTS

         No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

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                            ARTICLE VII. INCORPORATOR

         The name and mailing address of the incorporator is as follows:

              Name                                 Mailing Address

         Sheri A. Doyle                       Bank of California Center
                                              Seattle, Washington  98164

                             ARTICLE VIII. DIRECTORS

         The business and affairs of the corporation shall be managed by or under the direction of the board of directors. The corporation shall have three
(3) first directors, whose names and mailing addresses are as follows:

                Name                                Mailing Address

         Wendell P. Hurlbut                   10800 N.E. 8th Street
                                              Bellevue, Washington 98004

         Carroll M. Martenson                 10800 N.E. 8th Street
                                              Bellevue, Washington 98004

         Robert W. Stevenson                  10800 N.E. 8th Street
                                              Bellevue, Washington 98004

         The initial directors shall serve until the first annual meeting of stockholders and until their successors are elected and qualified. The directors need not be elected by ballot unless required by the bylaws of the corporation.

                               ARTICLE IX. BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

                              ARTICLE X. AMENDMENT

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to his reservation.

                              ARTICLE XI. DURATION

         The corporation is to have perpetual existence.

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                ARTICLE XII. LIMITATION OF DIRECTOR LIABILITY AND
                      DIRECTOR AND OFFICER INDEMNIFICATION

         (a) Liability. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         (b) Indemnification. The corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. The corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         Any repeal or modification of the foregoing paragraphs by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

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         I, Sheri A. Doyle, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand this 12th day of September, 1989.

                                                    /s/ SHERI A. DOYLE
                                              ------------------------------
                                              Sheri A. Doyle
                                              Incorporator

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         Midcon Cables Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. A resolution setting forth the following amendment to the corporation's Certificate of Incorporation and declaring the advisability of the amendment was duly adopted by the unanimous written consent of the corporation's Board of Directors and filed with the minutes of the Board, in accordance with the applicable provisions of Section 242 of the General Corporation Law of the state of Delaware:

         Article I shall be amended in its entirety to read as follows:

                   "The name of the corporation is MC Tech Co.

         2. In lieu of a meeting of the stockholders, unanimous written consent has been given for adoption of the amendment in accordance with the applicable provisions of Section 228 and Section 242 of the General Corporation Law of the state of Delaware.

         IN WITNESS WHEREOF, the Company has caused this certificate to be executed by its duly authorized officer.

Dated: 28 Aug, 2001.                          MIDCON CABLES CO.

                                                    /s/ ROBERT D. GEORGE
                                              --------------------------------
                                              Robert D. George, Vice President